Exhibit 99.2

TRADING DATA

Entity	Date	Buy/Sell/ Exercise	No. of Shares	Price per Share	Security
MR BridgeStone Offshore Fund AB Ltd.	August 5, 2019	Buy	1,502,215	$34.80	Physically Settled Forward Agreement
MR BridgeStone Offshore Fund CA 01 Ltd.	August 5, 2019	Buy	70,785	$34.80	Physically Settled Forward Agreement
MR BridgeStone Offshore Fund AB Ltd.	August 6, 2019	Buy	2,057,000	$36.94	Physically Settled Forward Agreement
MR BridgeStone Offshore Fund AB Ltd.	August 7, 2019	Buy	2,889,000	$37.30	Physically Settled Forward Agreement
MR BridgeStone Offshore Fund AB Ltd.	August 8, 2019	Buy	3,096,000	$37.71	Physically Settled Forward Agreement
MR BridgeStone Offshore Fund AB Ltd.	August 9, 2019	Buy	2,025,000	$38.04	Physically Settled Forward Agreement
MR BridgeStone Offshore Fund AB Ltd.	August 12, 2019	Buy	2,011,000	$37.86	Physically Settled Forward Agreement
MR BridgeStone Offshore Fund AB Ltd.	August 15, 2019	Exercise	525,000	$31.15	Physically Settled Forward Agreement
MR BridgeStone Offshore Fund AB Ltd.	August 15, 2019	Exercise	990,000	$31.29	Physically Settled Forward Agreement
MR BridgeStone Offshore Fund AB Ltd.	August 15, 2019	Exercise	505,000	$31.67	Physically Settled Forward Agreement
MR BridgeStone Offshore Fund AB Ltd.	August 15, 2019	Exercise	376,000	$31.97	Physically Settled Forward Agreement